UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2011

BioDrain Medical, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

333-155299	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2060 Centre Pointe Boulevard, Suite 7
Mendota Heights, Minnesota 55120
(Address of Principal Executive Offices and Zip Code)

(651) 389-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 8, 2011, BioDrain Medical, Inc. (the “Company”) filed an amendment to its articles of incorporation.  This amendment was approved by its shareholders on September 7, 2011.  The amendment:

•	increased the number of authorized shares of common stock from 80 million to 200 million; and
•	added a provision that the Company’s directors are entitled to limitations on personal liability.

All other provisions of the Company’s articles of  incorporation  remain unchanged.

The foregoing description of the amendment to the Company’s articles of  incorporation  is qualified in its entirety by reference to the amendment attached  hereto as Exhibit 3.1.

At the same meeting, the shareholder approved amended and restated bylaws to allow the board of directors to set the number of directors between one (1) and nine (9) subject to the limitation that any such action may not cause a director to be removed except as permitted by law.  The amended and restated bylaws were filed as Exhibit 3.1 to Form 8-K dated June 15, 2011.

Item 9.01 Exhibits.

3.1 Amendment to articles of incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 9, 2011

BIODRAIN MEDICAL, INC.

By:	/s/ Kevin R. Davidson
Kevin R. Davidson
President, Chief Executive Officer, Chief Financial Officer